Exhibit 99.3

Hubilu Real Estate Acquisition Division Acquires Beverly Hills Real Estate Company including a Student Housing Property in Los Angeles

BEVERLY HILLS, CA, January 15, 2020 (GLOBE NEWSWIRE) — Hubilu Venture Corporation (the “Company”) (OTC PINK: HBUV), a publicly traded real estate consulting, asset management and business acquisition company, which specializes in acquiring student housing income properties and development/business opportunities located near USC and Metro stations within the Los Angeles area, announces that it has acquired Kapok Investments, LLC. (“Kapok”), a Beverly Hills real estate company, including its real asset, which was owned by a related party, a student housing property located at 1981 Estrella Avenue, Los Angeles. This property fits perfectly into the Company’s target market, prime USC location for off campus students, located inside the USC 24 Hour Security Patrol Zone, only a short walk/bicycle ride to campus and 3 blocks from the Flower Street/Lorenzo/USC Metro subway station. The property is a 10 minute walk to LA Live, Staples Center and LA Convention Center and a short metro ride to DTLA, which is now USC student’s new hub for entertainment, night life and shopping. In addition, a short bicycle ride to Exposition Park, home to the LA Memorial Coliseum and Banc of California Stadium, the Natural History Museum, California Science Center, and the new George Lucas Star Wars Museum.

“2019 was a fantastic year for Hubilu as we acquired 6 properties with path of growth “value add” student housing opportunities. I tsLA entertainment capital of the world, and we’re aggressively looking for more opportunities. Our investors should be pleased with the company’s steady growth and strategic business strategy as we begin 2020 with a great vision of growth to increase our assets and cash flow,” commented David Behrend, Hubilu CEO.

About Hubilu Venture Corporation: Based in Beverly Hills, California, Hubilu Venture Corporation, a real estate consulting, asset management and acquisition corporation, is executing on its business plan, which besides consulting to real estate companies, is seeking to acquire student housing real estate and business opportunities in the niche markets of the USC campus area and the expanding urban transportation Metro stations facilitated by the development of the Los Angeles Metro/subway system. Hubilu, inspired by Strategic Growth Through Smart Ventures, which focuses on acquiring high path of growth real estate and business opportunities that it believes are recession proof and have limited downside risk, while offering upside potential in equity appreciation and cash flow.

Forward-Looking Statements: This press release contains forward-looking statements within the meaning of Federal securities laws, concerning the future performance of our business, its operations and its financial performance and condition and potential selected offerings presented without the context of accompanying financial results. The comments of Mr. Behrend, statements regarding the acquisition of property and the characteristics of its wholly owned property are examples of forward-looking statements. A number of factors could cause Hubilu Venture Corporation’s actual results, performance or achievement to differ materially from those anticipated. Among those risks, trends and uncertainties are the general economic climate; the supply of and demand for real properties; interest rate levels, the availability of financing; and other risks associated with the acquisition and ownership of properties, including risks that the tenants will not pay rent, or the costs may be greater than anticipated. This executed purchase contract is subject to various closing conditions, including but not limited to due diligence and satisfaction of audited results. These forward-looking statements include, among others, statements with respect to objectives and strategies to achieve those objectives, as well as statements with respect to our beliefs, plans, expectations, anticipations, estimates or intentions. These forward-looking statements are based on our current expectations. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise. For further information on factors that could impact Hubilu Venture Corporation, reference is made to filings with the Securities and Exchange Commission.

Tracy Black, VP – Investor Relations

310.420.9599

tracy@hubilu.com

www.hubilu.com

TW: @hubiluventure

IG: hubiluventure

David Behrend, CEO

Hubilu Venture Corporation

310-308-7887

david@hubilu.com